As filed with the Securities and Exchange Commission on June 24, 1998

                                                    Registration No. 333-55813



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            IMS HEALTH INCORPORATED

            (Exact name of Registrant as specified in its charter)

          Delaware                      7374                  06-1506026
      (State or other            (Primary Standard         (I.R.S. Employer
        jurisdiction                 Industrial             Identification
    of incorporation or         Classification Code            Number)
       organization)                  Number)

                               200 Nyala Farms
                         Westport, Connecticut  06880
                                (203) 222-4200
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           Kenneth S. Siegel, Esq.
             Senior Vice President, General Counsel and Secretary
                               200 Nyala Farms
                         Westport, Connecticut  06880
                                (203) 222-4200
   (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  Copies to:

Peter J. Gordon, Esq.                               Robert A. Schwed, Esq.
Simpson Thacher & Bartlett                          Reboul, Macmurray, Hewitt,
425 Lexington Avenue                                Maynard & Kristol
New York, NY  10017                                 45 Rockefeller Plaza
                                                    New York, NY  10111


                    REMOVAL OF SECURITIES FROM REGISTRATION

        The Registrant hereby amends Registration Statement No. 333-55813 on Form S-4 for the sole purpose of removing from registration 6,292,141 shares (the "Deregistered Shares") of the Registrant's common stock, par value $.01 per share. The Registrant registered the Deregistered Shares for purposes of the transaction described in the Registration Statement, but did not issue any of the Deregistered Shares in such transaction.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 24, 1998.


                                          IMS HEALTH INCORPORATED
                                          (Registrant)


                                          By /s/ Kenneth S. Siegel
                                             ---------------------
                                             Kenneth S. Siegel
                                             Senior Vice President, General
                                             Counsel and Secretary



        Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following person in the capacity and on the date indicated.


/s/Kenneth S. Siegel                Agent for Service           June 24, 1998
--------------------
Kenneth S. Siegel